UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 27, 2010
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

13403 Northwest Freeway
Houston, Texas	77040-6094
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of HCC Insurance Holdings, Inc. (the “Company”) was held on May 27, 2010. Matters submitted to shareholders at the meeting and the voting results thereof were as follows:
Election of Directors. The shareholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company. The following is a break down of the voting results:

			BROKER
NAME	FOR	WITHHELD	NON-VOTES
Judy C. Bozeman	97,305,155	1,536,084	5,035,019
Frank J. Bramanti	97,819,741	1,021,498	5,035,019
Walter M. Duer	96,807,072	2,034,167	5,035,019
James C. Flagg, Ph.D.	96,807,586	2,033,653	5,035,019
Thomas M. Hamilton	95,831,449	3,009,790	5,035,019
John N. Molbeck, Jr.	97,984,657	856,582	5,035,019
James E. Oesterreicher	97,993,747	847,492	5,035,019
Robert A. Rosholt	98,012,345	828,894	5,035,019
Christopher J.B. Williams	98,010,816	830,423	5,035,019
Appointment of PricewaterhouseCoopers LLP as Independent Auditors. The shareholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor. The following is a breakdown of the results:

			BROKER
FOR	AGAINST	ABSTENTION	NON-VOTES
102,707,500	1,151,357	17,401	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: June 1, 2010	By:	/s/ Randy D. Rinicella
Randy D. Rinicella,
Senior Vice President, General Counsel & Corporate Secretary